Exhibit 23.3


                             Independent Auditors' Consent


The Board of Directors
Premier Parks, Inc.:

We consent to the reference to our firm under the captions "Experts" and to the use of our report dated January 25, 1995, except for Note 13 date August 29, 1995 with respect to the financial statements of Funtime Parks, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 33-62225) and related Prospectus of Premier Parks, Inc. for the registration of 12% Senior Notes due 2003.



                                                          /s/ Ernst & Young LLP


November 2, 1995